                                                                   EXHIBIT 3(b)



                                                         IN EFFECT May 22, 1998




                                     BY-LAWS

                                       OF

                               DEAN FOODS COMPANY


                                    ARTICLE I

                                     OFFICES




               Section l. Registered Office. The registered office of the corporation required by The General Corporation Law of the State of
AMENDED   Delaware shall be established and maintained at the office of The
10/3/86 Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

               Section 2. Principal Office. The principal office of the corporation shall be located at 3600 North River Road, Franklin Park, Illinois. The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.


                                   ARTICLE II

                                  STOCKHOLDERS

               Section l. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other
AMENDED   business as may be properly brought before the meeting shall
5/22/98 be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

               Section 2. Special Meeting. Special meetings of the stockholders may be called by the Chairman of the Board or the President and shall
AMENDED   be called by the Secretary at the written request (meeting the
5/31/85 requirements set forth in the Certificate of Incorporation) of either a majority of the Board of Directors, or the holders of at least 80% of the outstanding shares of Common Stock of the corporation. Such special meetings may be held at such time and place, within or without the State of Delaware, and for such purpose or purposes as shall be stated in the notice of the meeting.


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               Section 3.  Notice of Meetings. Except as otherwise provided by statute, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his last known post office address as it appears on the stock record books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting.

               Section 4. Record Dates. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders at any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, or more than sixty days prior to any other action. If no record date is fixed:

                    (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given,

                    (b) The record date for determining stockholders for any
               other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution or resolutions relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In no event shall the stock transfer books of the corporation be closed.

               Section 5. List of Voting Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.




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               Section 6.  Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified.

               Section 7. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, of the resolution or resolutions of the Board of Directors setting forth the voting powers, if any, of the holders of any series of Preferred Stock, or of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections or directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation, by the resolution or resolutions of the Board of Directors setting forth the voting rights, if any, of the holders of any series of Preferred Stock, or by the laws of the State of Delaware.

               Section 8.  Voting of Shares by Certain Holders.

                    (a) Shares standing in the name of another corporation,
               domestic or foreign, may be voted by such officers, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

                    (b) Shares standing in the name of a deceased person may be voted by his administrator or his executor either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

                    (c) Shares standing in the name of receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed, and a certified copy of such order is filed with the Secretary of the corporation before or at the time of the meeting.

                    (d) A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.


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                    (e) If shares or other securities having voting power stand in names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                        (l)  The act of the majority voting binds all;

                        (2) In all other cases, the effect provided by the laws of the State of Delaware.

                    (f) Shares of the corporation belonging to it shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of the corporation held by it in a fiduciary capacity may be voted and shall be counted in determining the number of outstanding shares at any given time.

               Section 9. Proxies. At all meetings of stockholders, a stockholder may vote in person or by written proxy filed with the Secretary of the corporation before or at the time of the meeting. To revoke his proxy as to any matter before the meeting, a stockholder must deliver written notice to that effect to the Secretary before that matter is submitted to a vote of the stockholders.

               Section 10. Advance Notice of Stockholder Nominations and Stockholder Business. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual or special meeting of the stockholders only (a) pursuant to the corporation's notice with respect to such meeting, (b) by or at the direction of the Board of
AMENDED   Directors or (c) by any stockholder of the corporation who was a
5/22/98 stockholder of record on the record date set with respect to such meeting as provided for in Section 4, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 10. For nominations or other business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (c) above, the stockholder must give timely notice thereof in writing to the Secretary of the corporation and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the "General Corporation Law") and a proper matter for consideration at such meeting under the Certificate of Incorporation and these By-Laws. To be timely, (i) in the case of special meetings of the stockholders and in the case of the corporation's 1998 annual meeting of stockholders, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (ii) in the case of all annual


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          meetings of stockholders subsequent to the 1998 annual meeting, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, if so required, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner as they appear on the corporation's books and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Persons nominated by stockholders to serve as directors of the corporation who have not been nominated in accordance with this Section 10 shall not be eligible to serve as directors. Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with this Section 10. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting. For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.



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                                   ARTICLE III

                               BOARD OF DIRECTORS

               Section l. General Powers and Duties. The property, business and affairs of the corporation shall be managed by its Board of Directors.

               Section 2. Number and Term of Office. The number of directors of the corporation shall be twelve. In accordance with Article Seventh of
AMENDED   the Certificate of Incorporation of the corporation, the directors
5/22/98 shall be divided into three classes with staggered terms, with each class to be as nearly equal in number as practicable. The directors of each class shall be elected for a term of office to expire at the third annual meeting of stockholders after their election, as provided in Article Seventh of the Certificate of Incorporation. Each director shall hold office until the expiration of his or her term and until his or her successor shall be elected.

               Section 3. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or Secretary of the corporation. The acceptance of a resignation shall not be necessary to make it effective.

               Section 4. Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by majority vote may appoint any qualified person to fill such vacancy, which person shall hold office the unexpired term and until his successor shall be duly chosen.

               Section 5.  Increase or Decrease of Number. The number of
AMENDED   directors may be increased or decreased by amendment of these By-Laws
1/26/96 by the affirmative vote of a majority of the directors, though less than a quorum, and by like vote the additional directors may be chosen to hold office until the next annual election and until their successors are elected and qualified.

               Section 6. Regular Meetings. The regular annual meeting of the Board of Directors shall be held without other notice than this By-Law as promptly as possible after the annual meeting of stockholders in each year. The place of such meeting shall be the same as that of the annual meeting of stockholders immediately preceding. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without notice other than such resolution.

               Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board or of the President and shall be called by the Chairman of the
AMENDED   Board or the President at the request in writing of any five (5)
5/13/85 directors. Special meetings of the Board of Directors may be held at such place, either within or without the State of Delaware, as shall be specified or fixed in the call for such meeting or notice thereof.



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               Section 8.  Notice of Special Meetings. Notice of each special meeting shall be mailed by or at the direction of the Secretary to each director addressed to him at his residence or usual place of business at least three days before the day on which the meeting is to be held, or shall be sent to him by telegram, or be delivered personally, at least two days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company. Notice may be waived in writing by any director, either before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               Section 9. Quorum. A majority of the total number of directors as at the time specified by the By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had, and without other notice than by announcement at the meeting at which the adjournment has been taken.

               Section l0. Manner of Acting. Except as otherwise provided by statute, by the Certificate of Incorporation, as amended, or these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section ll. Compensation. Directors shall receive such annual fee or meeting fee for their services as shall be established by resolution of the Board of Directors plus expenses of attendance at Board and Committee meetings, if any. The Board may also authorize the payment of a fee for the attendance of any director at meetings of Committees of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving his regular compensation therefor.

               Section l2. Executive Committee. An Executive Committee
AMENDED   consisting of four members of the Board of Directors may be elected by
10/2/87 the Board of Directors. A chairman of said committee shall be elected by the Board of Directors from among the members of the Executive Committee. Each director serving on the Executive Committee shall hold office until the Annual Meeting held next after his election and until his successor shall have been elected or qualified. If an Executive Committee is elected, it shall, during the intervals between the meetings of the Board of Directors, and so far as it lawfully may, possess and exercise all of the authority of the Board of Directors in the management of the business of the corporation, in all cases in
AMENDED   which specific directions shall not have been given by the Board of
10/30/69 Directors, provided that notwithstanding the foregoing, the Executive Committee shall not have authority:

               (l) To take any action to amend the Certificate of Incorporation;

               (2) To adopt a plan of merger or plan of consolidation with another corporation or corporations;


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               (3)  To recommend to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the corporation if not made in the usual and regular course of its business;

               (4) To recommend to the stockholders a voluntary dissolution of the corporation or a revocation thereof;

               (5)  To amend, alter or repeal the By-Laws of the corporation;

               (6) To elect or remove officers of the corporation or members of the Executive Committee;

               (7) To fix the compensation of any member of the Executive Committee;

               (8)  To declare dividends;

               (9) To amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee.

          The Executive Committee shall keep minutes of the proceeding of their meetings which shall be submitted to the Board of Directors at the next meeting of the Board if the Board shall so request. Three members of the Committee shall constitute a quorum for the transaction of business, provided that if any member or members thereof are absent from a meeting or disqualified from membership on the Committee, the remaining member or members thereof present at any meeting and not disqualified from voting (whether or not he or they would otherwise constitute a quorum) may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Meetings of the Executive Committee shall be called upon the request of any member of the Executive Committee and notice of such meetings shall in each instance be given to each member of the Committee at least twenty-four hours before the meeting either orally or in writing. A fixed sum and expenses of attendance, if any, may be allowed and paid for attendance at each meeting of the Executive Committee, the amount of such sum to be designated by the Board of Directors.

               Section l3. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting. Such right to dissent shall be sent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

               Section l4. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.


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               Section l5. Presence at Meetings. Members of the Board of
          Directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence at such meeting.

               Section l6. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the
ADDED     Board of Directors with respect to the management of the business
10/2/87 affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these By-Laws; and, unless the resolution, these By-Laws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a Certificate of Ownership and Merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Additionally, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required."


                                   ARTICLE IV

                                COMPANY OFFICERS

               Section l.  Number. The officers of the corporation shall be a
AMENDED   Chairman of the Board, a President, one or more Vice Presidents, a
01/26/96 Secretary and a Treasurer, all of whom shall be elected by the Board of Directors; and in addition, during such periods as an Executive Committee shall be appointed, the Board of Directors shall select one of the members thereof to fill the office of Chairman of the Executive Committee. The Board of Directors may elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other


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          subordinate officers and agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as may be prescribed by these By-Laws or as the Board may from time to time determine. Any two or more offices (including without
AMENDED   limitation President, Chairman of the Board and Chairman of the
10/1/87 Executive Committee) may be held by the same person, except the offices of President and Vice President, and the offices of President and Secretary.

               Section 2. Election, Term of Office and Qualifications. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after the annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as the same can conveniently be held. Each officer shall hold his office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal. The Chairman of the Board and the Chairman of the Executive Committee (if any) shall be members of the Board, but none of the other officers need be a member of the Board. Election or appointment of an officer or agent shall not of itself create contract rights.

               Section 3. Removal. Any of the officers or agents appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

               Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

               Section 5. Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of the respective duties and offices.

               Section 6.  Chairman of the Board; Chief Executive Officer.
AMENDED   The Chairman of the Board (and in his absence, disability, or at his
12/2/88 discretion, the President) shall be the chief executive officer of the corporation. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors; and shall be the superior officer to all other officers of the corporation. Subject to the direction and authority of the Board of Directors, the Chairman of the Board shall be responsible for the implementation and direction of corporate policy, shall have authority over all officers of the corporation in the execution of the corporate policies as reflected in the orders and resolutions of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

               Section 7. President. Subject to the general control of the Board of Directors and the Chairman of the Board, the President shall be
AMENDED   the chief operating officer of the corporation and as such shall have
12/2/88 the active management of, and exercise detailed supervision over, the business and affairs of the corporation and over its several officers. In the absence or disability or at the direction of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at meetings of the Board of Directors. Subject to such general control, the President shall perform all duties usually incident to the



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          office of President and such other duties as may be prescribed by the
          Chairman of the Board or the Board of Directors from time to time.

AMENDED        Section 8.  The Vice Presidents.  In the absence or disability
1/26/96 of the President, the Vice Presidents shall perform the duties of the President, and the Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the President or the Board of Directors. The Board of Directors from time to time may determine the number and relative seniority of the Vice Presidents.

               Section 9. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit or cause to be deposited all monies in the name and to the credit of the corporation in such banks, trust companies or other depositaries as may be designated or selected by the Board of Directors; keep or cause to be kept full and accurate records and accounts of receipts and disbursements in books of the corporation and see that said books are kept in proper form and that they correctly show the financial transactions of the corporation; disburse or supervise the disbursement of the funds of the corporation as may be directed by the Board of Directors or by his superior officers, and take or cause to be taken proper vouchers for such disbursements; furnish to the Board of Directors, to any Executive Committee thereof, to the President, and to such other officers as the Board may designate, at such times as may be required, an account of all his transactions as Treasurer; be responsible under the direction of his superior officers, the Board of Directors, and any Executive Committee thereof, for activities relating to the obtaining and disbursement of capital; and in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by his superior officers, the Board of Directors, and any Executive Committee thereof. The books and papers of the Treasurer shall at all times be open to the inspection of the President and each member of the Board of Directors.

               Section l0. Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and keep the minutes of such meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-Laws, or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation or a facsimile thereof is affixed to or impressed on all certificates for shares prior to the issue thereof, and all documents, the execution of which on behalf of the corporation under its seal is duly authorized; sign with the Chairman of the Board, the President, or a Vice President certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation and keep or cause to be kept the stock record and transfer books in such manner as to show at any time the total number of shares issued and outstanding, the names and addresses of the holders of record thereof as furnished to him by such record holders, the number of shares held by each and the time when each became such holder of record; see that the reports, statements, certificates and all other documents and records required by law are properly made, kept and filed; and in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by his superior officers, the Board of Directors, and any Executive Committee thereof.

               Section 11. Assistant Treasurers. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurers shall perform all duties of the Treasurer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Any such Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by his superior officers, the Board of Directors, and any Executive Committee thereof.

               Section l2. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, the Assistant Secretaries shall perform the duties of the Secretary, including without limitation the signing, with the Chairman of the Board, the President or a Vice President, of certificates for shares of the corporation, and when so acting shall have all the powers of, and be subject to all the restrictions imposed upon, the Secretary. Any such Assistant Secretary shall perform such other duties as from time to time may be assigned to him by his superior officers, the Board of Directors, and any Executive Committee thereof.

               Section l3. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors; provided that no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

               Section l4. Delegation of Duties. In case of the absence of disability to act of any officer of the corporation and of any person authorized to act in his place, the Board of Directors may, for the time being, delegate the powers and duties, or any of them, to any
AMENDED   other office or any director or other person whom it may select, and
10/1/87 the President (or in his absence, the Chairman of the Board) shall have the power to delegate such powers and duties subject to such action as the Board of Directors or any Executive Committee thereof, may take with respect to the same matter.


                                    ARTICLE V

                        DIVISIONS AND DIVISIONAL OFFICERS

               Section l. Establishment of Divisions. The Board of Directors may cause the business and operations of this corporation to be divided into one or more divisions, based upon product manufactured, geographical territory, character and type of operations, operating units or upon such other basis as the Board of Directors may from time to time determine to be advisable. Such divisions may operate under division or tradenames approved for such purpose by the Board of Directors and in such other manner as may be authorized by the Board.

               Section 2. Divisional Officers. The Board of Directors of the corporation may appoint such officers of the division with such titles (such as President, Vice President, Secretary, Treasurer, Assistant Secretaries and Assistant Treasurers of such division) as may from time to time be deemed appropriate. Divisional officers shall have such authority with respect to the affairs of their respective divisions as officers with like titles generally have with respect to the affairs of any independent corporation or as may from time to time be assigned by the Chairman of the Board.

               With respect to the affairs of each division and in the regular course of its business, the officers of such division may sign contracts and other documents in the name of the division; provided, however, that in no case shall the officer of any one division have authority to bind another division of the corporation or to bind the corporation except as to the business and affairs of the division of which he is an officer.


                                   ARTICLE VI

                         SHARES, CERTIFICATES FOR SHARES
                             AND TRANSFER OF SHARES

               Section l. Regulation. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

               Section 2. Certificates for Shares. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; provided that such signatures may be facsimile on any certificate countersigned by an independent transfer agent or its employee, or by an independent registrar or its employee. Each certificate shall exhibit the name of the corporation, state that the corporation is organized or incorporated under the laws of the State of Delaware, the name of the person to whom issued, the date of issue, the class (or series of any class) and number of shares represented thereby and the par value of the shares represented thereby or that such shares are without par value. If the corporation be authorized to issue stock of more than one class or of more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by law, in lieu of the foregoing requirement, there may set forth on the face or back of the certificates a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any Stock Exchange on which the shares may be listed.

               Section 3. Cancellation of Certificates. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

               Section 4. Lost, Stolen or Destroyed Certificates. Any stockholder claiming that his certificate for shares is lost, stolen, or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding in amount double the value of the shares represented by such certificate, such value to be determined by the President and Treasurer of the corporation, a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

               Section 5. Transfer of Shares. Shares of the corporation shall be subject to transfer on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.


                                   ARTICLE VII

                             DIVIDENDS AND RESERVES

               Section l. Dividends. Dividends upon the outstanding shares of the corporation (other than liquidating dividends) may be declared from its surplus or, in case there be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding year. However, if the capital of the corporation shall have been diminished in any way to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, no dividend shall be declared and paid out of such net profits until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. Subject to the provisions of the Certificate of Incorporation, as amended from time to time and to any other lawful commitments of the corporation, and subject to the provisions of statute, dividends may be declared and made payable at such times and in such amounts as the Board of Directors may from time to time determine. Dividends may be declared at any regular or special meeting of the Board and may be paid in cash or other property or in the form of a stock dividend.

               Section 2. Reserves. Before declaring any dividend or making any distribution of net profits, the Board of Directors, from time to time, may set apart out of any funds of the corporation available for dividends, a reserve or reserves for working capital, or to meet contingencies, or for any other lawful purpose, and also, from time to time, may abolish or decrease any such reserve or reserves.

                                  ARTICLE VIII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

               Section l. Contracts. Any contract or instrument authorized by the Board of Directors or duly appointed Executive Committee may be executed by the Chairman of the Board, the President or any Vice President and attested by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. In addition, the Board of

          Directors may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

               Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name, unless authorized by resolution of the Executive Committee or the Board of Directors. Such authority may be general or confined to specific instances.

               Section 3. Checks, Drafts, Notes, etc. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

               Section 4. Depositaries. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may designate.


                                   ARTICLE IX

                                 CORPORATE SEAL

               The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation and the words "Corporate Seal Delaware". Said seal may be used by causing it, or a facsimile or equivalent thereof, to be impressed or affixed or reproduced.


                                    ARTICLE X

                                   FISCAL YEAR

AMENDED        The fiscal year of the corporation shall be a 52-53 week fiscal
5/23/86   year which ends on the last Sunday of May.


                                   ARTICLE XI

                           STOCK IN OTHER CORPORATIONS

               Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting (or consent in lieu thereof) of shareholders of such corporation by the Chairman of the Board, the President, a Vice President or the Secretary of this corporation, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its Chairman of the Board, President, or a Vice President and attested by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.

                                   ARTICLE XII

                            GENERAL WAIVER OF NOTICE

               Whenever any notice is required to be given under the provisions of these By-Laws, or under the provisions of the Certificate of Incorporation, as amended, or under the provisions of the General Corporation Law of the State of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The presence of a stockholder in person or by proxy at any meeting of stockholders, and the presence of a director, in person, at any meeting of the Board of Directors, shall be deemed to be the equivalent of such waiver, unless such presence is for the sole purpose of objecting to the lack of sufficient notice.


                                  ARTICLE XIII

                                 INDEMNIFICATION

               Section l. Each person who was or is a party or is threatened to be made a party to or is involved, including involvement as a witness, in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he (i) is or was or has agreed to become a director or officer of the corporation or
AMENDED   (ii) is or  was serving or has agreed to serve (at or during such time
10/2/87 as such individual is or was a director or officer of the corporation) as an employee, agent or fiduciary of the corporation or, at the request of the corporation, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted by such person in any such capacity, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Article, the corporation's Certificate of Incorporation or any agreement with the corporation) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding and any appeal thereof, and such indemnification shall continue as to any such person who has ceased to be a director or officer of the corporation and shall inure to the benefit of any such person's heirs, executors and administrators, if in each case such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding or any appeal thereof by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

               Section 2. Each person who was or is a party or is threatened to be made a party to or is involved, including involvement as a witness, in any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he (i) is or was or has agreed to become a director or officer of the corporation or (ii) is or was serving or has agreed to serve (at or during such time as such individual is or was a director or officer of the corporation) as an employee, agent or fiduciary of the corporation or, at the request of the corporation, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted by such person in any such capacity, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense (including attorneys' fees and amounts expended in seeking indemnification granted to such person under applicable law, this Article, the corporation's Certificate of Incorporation or any agreement with the corporation) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding and any appeal thereof, and such indemnification shall continue as to any such person who has ceased to be a director or officer of the corporation and shall inure to the benefit of any such person's heirs, executors and administrators, if in each case such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

               Section 3. To the extent that any person referred to in Section l or 2 of this Article has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding and any appeal thereof referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against all expense (including attorneys' fees and amounts expended in seeking indemnification granted to such person under applicable law, this Article, the corporation's Certificate of Incorporation or any agreement with the corporation) actually and reasonably incurred by him in connection therewith.

               Section 4. Any indemnification under Section l or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person referred to in Section l or 2 is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in these By-Laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

               Section 5. Expenses incurred by any person referred to in Section l or 2 of this Article in defending a civil or criminal action, suit or proceeding and any appeal thereof shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding and any appeal thereof upon receipt by the corporation of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

               Section 6. If a claim for indemnification (including an advancement of expenses) under Section l or 2 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit in any court of competent jurisdiction against the corporation to recover the unpaid amount of the claim and, if the claimant is successful in establishing his right to indemnification (or advancement of expenses), in whole or in part, in any such action (or settlement thereof), he shall be entitled to be paid by the corporation the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any, has been tendered to the corporation) that the indemnitee has not met the applicable standard of conduct described in Section l or 2.

               Section 7. Any person serving as a director or officer of another corporation, partnership, joint venture or other enterprise, a majority of whose equity interests are owned by the corporation (a "subsidiary"), directly or through one or more other subsidiaries, shall be conclusively presumed to be serving in such capacity at the request of the corporation.

               Section 8. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee, agent or fiduciary of another entity at the request of the corporation, shall be conclusively presumed to have relied on the rights to indemnification (including advancement of expenses) contained in this Article XIII in entering or continuing such service. The rights contained in this Article shall apply to claims made against a person arising out of acts or omissions which occurred prior to the adoption hereof as well as those which occur after such adoption.

               Section 9. The rights conferred on any person in Sections l and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any law, provision of the Company's Certificate of Incorporation or these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

               Section l0. All rights to indemnification and advancement of expenses provided by this Article shall be deemed to be a contract between the corporation and each person referred to in Section l or 2 at any time while this Article is in effect. Any repeal or modification of this Article, or any repeal or modification of the relevant provisions of the Delaware General Corporation Law or any other applicable law, shall not in any way diminish any rights to indemnification or advancement of expenses to such person or the obligations of the corporation.
                                       18

               Section 11. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or fiduciary of the corporation or, if at the request of the corporation, of any other corporation, partnership, joint venture, trust or other enterprise or entity, including employee benefit plans, against any expense, liability or loss, whether or not the corporation would have power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               Section l2. The Board of Directors is authorized to enter into a contract with any director, officer, employee, agent or fiduciary of the corporation, or any person serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Article XIII.

               Section l3. The Board of Directors may, by resolution, extend the provisions of this Article pertaining to indemnification and advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee, agent or fiduciary of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (notwithstanding that such individual may not be or have been or have ever agreed to become a director or officer of the corporation).

               Section l4. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.


                                   ARTICLE XIV

                                   AMENDMENTS

               These By-Laws may be altered, amended or repealed and new or other By-Laws may be made and adopted by the vote of a majority of the total number of directors as at the time specified by the By-Laws, at
AMENDED   any regular or special meeting of the Board of Directors, and without
10/2/87   prior notice of intent so to do.





                                       19